Exhibit (a)(1)(v)

ELAN CORPORATION, PLC
(incorporated and registered in Ireland, No. 30356)

Return of Cash to Shareholders of Elan Corporation, plc by way of a Cash Tender Offer to
Purchase Ordinary Shares (including Ordinary Shares represented by American Depositary Shares)
up to a maximum aggregate cost of US$1 billion

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE WITH RESPECT TO THE ADSs AT 5.00 P.M., NEW YORK CITY TIME, ON APRIL 17, 2013, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Circular to Ordinary Shareholders and ADS Holders, dated March 11, 2013 (the “Circular”), and the related Letter of Transmittal for ADSs (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the tender offer made by J&E Davy (“Davy”) to purchase for cash, up to a maximum of 88,888,888 ordinary shares of Elan Corporation, plc (the “Company”), par value €0.05 per ordinary share (the “Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares (the “ADSs”), each ADS representing one Ordinary Share, for a maximum aggregate purchase price of US$1 billion, at a price, net to the seller in cash, less any applicable withholding taxes and without interest, between $11.25 and $13.00 per Ordinary Share, upon the terms and subject to the conditions set forth in the Circular and the Letter of Transmittal.

After the Offer expires, a single “Strike Price” per Ordinary Share, to be determined pursuant to a modified “Dutch Auction”, will be applied to all Ordinary Shares (including Ordinary Shares represented by ADSs) purchased by Davy, which will be the lowest price per Ordinary Share (in multiples of $0.25 per Ordinary Share) within the price range specified above that will allow it to purchase the maximum number of Ordinary Shares (including Ordinary Shares represented by ADSs) for a total cost not exceeding $1 billion, or if the aggregate value of Ordinary Shares (including Ordinary Shares represented by ADSs) validly tendered by shareholders is less than $1 billion, such lesser number of Ordinary Shares (including Ordinary Shares represented by ADSs) as are validly tendered pursuant to the Offer. Davy will purchase all Ordinary Shares (including Ordinary Shares represented by ADSs) properly tendered at or below the Strike Price or as tenders of Ordinary Shares (including Ordinary Shares represented by ADSs) at the Strike Price (rather than at a selected price in the price range set forth in the Offer) and not properly withdrawn, at the Strike Price net to the seller in cash, less any applicable withholding tax and without interest, on the terms and subject to the conditions of the Offer, including its proration provisions. Ordinary Shares (including Ordinary Shares represented by ADSs) tendered at prices greater than the Strike Price and Ordinary Shares (including Ordinary Shares represented by ADSs) not purchased because of proration provisions will be returned to the tendering holders free of charges by Elan Corporation, plc, Davy and Citibank, N.A., as tender agent, promptly after the Offer expires. See Parts III and IV of the Circular.

We are the owner of record of the ADSs held for your account. As such, we are the only ones who can tender your ADSs, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender the ADSs we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the ADSs we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.       You may tender your ADSs at prices not greater than $13.00 nor less than $11.25 per ADS, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest. If you want to maximize the chance of having all of the Ordinary Shares underlying your ADSs purchased, you may also tender your ADSs at the “ADS Strike Price”, which will be the Strike Price determined under the Offer. A tender of ADSs will be deemed to be an instruction to the Tender Agent to cause the Ordinary Shares underlying the tendered ADSs to be tendered on your behalf in the Offer.

2.       The Offer is conditioned on certain conditions set forth in Parts I and IV of the Circular.

3.       The Offer and withdrawal rights will expire with respect to ADSs at 5.00 p.m., New York City time, on April 17, 2013, unless the Offer is extended.

4.       The Offer is for a maximum of 88,888,888 Ordinary Shares for a maximum aggregate purchase price of US$1 billion.

5.       The Dealer Manager for the Offer is Citigroup Global Markets Inc.

If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your ADSs, we will tender all your ADSs unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration time of the Offer. Please note that the Offer and withdrawal rights with respect to ADSs will expire at 5.00 p.m., New York City time, on April 17, 2013, unless the Offer is extended.

The Offer is being made solely under the Circular and the related Letter of Transmittal. The Offer is not being made to holders of Ordinary Shares (including Ordinary Shares represented by ADSs) residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Although the Company’s board of directors (the “Board”) believes that the return of cash by means of the Offer is in the best interests of the shareholders and ADS holders as a whole and has approved the Offer, the Board is not making a recommendation to shareholders and ADS holders in relation to participation in the Offer itself. Whether or not shareholders and ADS holders decide to tender all or any of their Ordinary Shares (including Ordinary Shares represented by ADSs) will depend, among other things, on such holders’ view of the Company’s prospects and their own individual circumstances, including their tax position. Shareholders and ADS holders should make their own decision in respect of participation in the Offer and are recommended to consult their duly authorized independent advisers.

ELAN CORPORATION, PLC
(incorporated and registered in Ireland, No. 30356)

Return of Cash to Shareholders of Elan Corporation, plc by way of a Cash Tender Offer to
Purchase Ordinary Shares (including Ordinary Shares represented by American Depositary Shares)
up to a maximum aggregate cost of US$1 billion

The undersigned acknowledge(s) receipt of your letter and the enclosed Circular to Ordinary Shareholders and ADS Holders, dated March 11, 2013 (the “Circular”), and the related Letter of Transmittal for ADSs (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the tender offer made by J&E Davy (“Davy”), to purchase for cash, up to a maximum value of US$1 billion, ordinary shares of Elan Corporation, plc (the “Company”), par value €0.05 per ordinary share (the “Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares (the “ADSs”), each ADS representing one Ordinary Share, at a price, net to the seller in cash, less any applicable withholding taxes and without interest, between $11.25 and $13.00 per Ordinary Share, upon the terms and subject to the conditions set forth in the Circular and Letter of Transmittal.

The undersigned hereby instruct(s) you to tender the number of ADSs indicated below or, if no number is indicated, all ADSs you hold for the account of the undersigned, at the price per ADS indicated below, on the terms and subject to the conditions of the Offer. The undersigned understands that a tender of ADSs will be deemed to be an instruction to the Tender Agent to cause the Ordinary Shares underlying the tendered ADSs to be tendered on your behalf in the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company and Davy, it is discretionary in nature and it may be extended, modified, suspended or terminated as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Ordinary Shares and ADSs is unknown and cannot be predicted with certainty; (4) any foreign exchange obligations triggered by the undersigned’s tender of ADSs or the receipt of proceeds are solely his, her or its responsibility; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Ordinary Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Tender Agent, Davy and any other withholding agent to withhold all applicable Tax Items required to be withheld or otherwise legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, Davy, their respective subsidiaries and third party administrators, for the exclusive purpose of implementing, administering and managing his, her or its participation in the Offer.

The undersigned understands that you hold certain personal information about him, her or it, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any ADSs and/or Ordinary Shares, details of all options or any other entitlement to ADSs and/or Ordinary Shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his, her or its securities ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his, her or its country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his, her or its country. The undersigned understands that he, she or it may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his, her or its participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any Ordinary Shares. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his, her or its participation in the Offer. The undersigned understands that he, she or it may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his, her or its consent may affect his, her or its ability to participate in the Offer. For more information on the consequences of his, her or its refusal to consent or withdrawal of consent, the undersigned understands that he, she or it may contact you.

Number of ADS to be tendered by you for the account of the undersigned: ADSs*

*     Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

CHECK ONLY ONE BOX:

☐	1.	ADSs Tendered at Strike Price.

		In checking this box, the undersigned hereby confirms he, she or it wants to maximize the chance of having all Ordinary Shares represented by ADSs being tendered hereby accepted for purchase (subject to the possibility of proration). Accordingly, BY CHECKING THIS BOX INSTEAD OF ONE OR MORE OF THE PRICE BOXES IN (2) BELOW, the undersigned hereby instructs the Tender Agent to tender and sell the Ordinary Shares represented by such ADSs to Davy at, and is willing to accept, the Strike Price determined in the Offer in accordance with the terms of the Offer and resulting from the Offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per ADS as low as $11.25 per ADS. If you checked this box, please fill in the number of ADSs being tendered in A below.

OR

☐	2.	ADSs Tendered at Price Determined by ADS holder

		In checking this box, the undersigned wishes to tender ADSs and cause the Tender Agent to tender and sell the Ordinary Shares represented by the ADSs tendered herewith to Davy at the tender price(s) specified below (each ADS representing one Ordinary Share and the prices below shown on a per ADS basis) on the terms and conditions of the Offer set out in the Circular. If you check this box, please fill in the number of ADSs at the applicable Tender Prices in B below.

A Total Number of ADSs tendered at a strike price determined in the Offer

Insert the number of ADSs (if any) you wish to tender at the strike price

OR

B at $ 11.25 per ADS

OR

at $ 11.50 per ADS

at $ 11.75 per ADS

at $ 12.00 per ADS

Insert the number of ADSs (if any) you wish to tender next to the price at which you wish to tender those ADSs.

at $ 12.25 per ADS

at $ 12.50 per ADS

at $ 12.75 per ADS

at $ 13.00 per ADS

Total Number of  ADSs tendered at Price determined by ADS Holder

Add up all the ADSs in each row and write that number in.  The total of ADSs tendered cannot exceed your holding.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF ADSs.

The method of delivery of this document is at the election and risk of the tendering ADS holder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification or Social Security Number:

Address(es):
(Including Zip Code)

Area Code/Phone Number:

Date:

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